1 Carlyle Secured Lending, Inc. Quarterly Earnings Presentation December 31, 2024

Disclaimer and Forward-Looking Statement This presentation (the “Presentation”) has been prepared by Carlyle Secured Lending, Inc. (together with its consolidated subsidiaries, “we,” “us,” “our,” “CGBD” or the “Company”) (NASDAQ: CGBD) and may only be used for informational purposes only. This Presentation should be viewed in conjunction with the earnings conference call of the Company held on February 26, 2025 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the "Form 10-K") . The information contained herein may not be used, reproduced, referenced, quoted, linked by website, or distributed to others, in whole or in part, except as agreed in writing by the Company. This Presentation does not constitute a prospectus and should under no circumstances be understood as an offer to sell or the solicitation of an offer to buy our common stock or any other securities nor will there be any sale of the common stock or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction. This Presentation provides limited information regarding the Company and is not intended to be taken by, and should not be taken by, any individual recipient as investment advice, a recommendation to buy, hold or sell, or an offer to sell or a solicitation of offers to purchase, our common stock or any other securities that may be issued by the Company, or as legal, accounting or tax advice. An investment in securities of the type described herein presents certain risks. This Presentation may contain forward-looking statements that involve substantial risks and uncertainties. Some of the statements in this communication constitute forward-looking statements because they are not historical facts, but instead relate to future events, future performance or financial condition or the merger of Carlyle Secured Lending III ("CSL III") with and into CGBD (collectively, the “Mergers” ). The forward-looking statements may include statements as to: future operating results of CGBD and CSL III and distribution projections; business prospects of CGBD and CSL III and the prospects of their portfolio companies; and the impact of the investments that CGBD and CSL III expect to make. You can identify these statements by the use of forward-looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this Presentation involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the timing or likelihood of the Mergers closing; (ii) the expected synergies and savings associated with the Mergers; (iii) the ability to realize the anticipated benefits of the Mergers, including the expected elimination of certain expenses and costs due to the Mergers; (iv) the percentage of CGBD stockholders voting in favor of the proposals submitted for their approval; (v) the possibility that competing offers or acquisition proposals will be made; (vi) the possibility that any or all of the various conditions to the consummation of the Mergers may not be satisfied or waived; (vii) risks related to diverting management’s attention from ongoing business operations; (viii) the risk that stockholder litigation in connection with the Mergers may result in significant costs of defense and liability; (ix) changes in the economy, financial markets and political environment, including the impacts of inflation and rising interest rates; (x) risks associated with possible disruption in the operations of CGBD and CSL III or the economy generally due to terrorism, war or other geopolitical conflict (including the uncertainty surrounding Russia’s military invasion of Ukraine and the impact of geopolitical tensions in other regions such as the Middle East, and developing tensions between China and the United States); (xi) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (xii) conditions in CGBD’s and CSL III’s operating areas, particularly with respect to business development companies or regulated investment companies; and (xiii) other considerations that may be disclosed from time to time in CGBD’s and CSL III’s publicly disseminated documents and filings. CGBD and CSL III have based the forward-looking statements included in this Presentation on information available to them on the date hereof, and they assume no obligation to update any such forward-looking statements. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them. Although CGBD and CSL III undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that they may make directly to you or through reports that CGBD and CSL III have filed or in the future may file with the Securities and Exchange Commission (“SEC”), including the Proxy Statement and the Registration Statement (each as defined below), annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. 2

Information throughout the Presentation provided by sources other than the Company (including information relating to portfolio companies) has not been independently verified and, accordingly, the Company makes no representation or warranty in respect of this information. The following slides contain summaries of certain financial and statistical information about the Company that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this Presentation. CGBD is managed by Carlyle Global Credit Investment Management L.L.C. (the “Investment Adviser” or "CGCIM"), an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group Inc. (together with its affiliates, “Carlyle”). This Presentation contains information about the Company and certain of its affiliates and includes the Company’s historical performance. You should not view information related to the past performance of the Company as indicative of the Company’s future results, the achievement of which is dependent on many factors, many of which are beyond the control of the Company and the Investment Adviser and cannot be assured. There can be no assurances that future dividends will match or exceed historical rates or will be paid at all. Further, an investment in the Company is discrete from, and does not represent an interest in, any other Carlyle entity. Nothing contained herein shall be relied upon as a promise or representation whether as to the past or future performance of the Company or any other Carlyle entity. Additional Information and Where to Find It In connection with the Mergers, CGBD filed a registration statement on Form N-14 (the "Registration Statement") with the SEC, which was declared effective by the SEC on January 7, 2025. The Registration Statement includes an information statement (the “Information Statement”) of CSL III, a proxy statement of CGBD (the "Proxy Statement") and a prospectus of CGBD, each dated January 7, 2025. The Proxy Statement, the Information Statement and the Registration Statement all contain important information about CSL III, CGBD, the proposed merger of CGBD with CSL III and related matters. You can view the proxy materials online at https://www.carlylesecuredlending.com/merger-information. This Presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. STOCKHOLDERS OF CGBD AND SHAREHOLDERS OF CSL III ARE URGED TO READ THE PROXY STATEMENT, THE INFORMATION STATEMENT AND REGISTRATION STATEMENT, AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CSL III, CGBD, THE MERGERS AND RELATED MATTERS. Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC's web site at http://www.sec.gov or, for documents filed by CGBD, from CGBD's website at carlylesecuredlending.com. Participants in the Solicitation CGBD, its directors, certain of its executive officers and certain employees and officers of CGCIM and its affiliates may be deemed to be participants in the solicitation of CGBD proxies in connection with the Mergers. Information about the directors and executive officers of CGBD is set forth in its proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 26, 2024. CSL III, its trustees, certain of its executive officers and certain employees and officers of CSL III Advisor, LLC (together with CGCIM, the "Advisors") and its affiliates may be deemed to be participants in the solicitation of CGBD proxies in connection with the Mergers. Information about the trustees and executive officers of CSL III is set forth in its annual report on Form 10-K, which was filed with the SEC on March 12, 2024. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the CGBD stockholders in connection with the Mergers will be contained in the Proxy Statement when such document becomes available. These documents may be obtained free of charge from the sources indicated above. No Offer or Solicitation This Presentation is not, and under no circumstances is it to be construed as, a prospectus or an advertisement and the communication of this Presentation is not, and under no circumstances is it to be construed as, an offer to sell or a solicitation of an offer to purchase any securities in CGBD, CSL III or in any fund or other investment vehicle managed by the Advisors or any of their respective affiliates. Disclaimer and Forward-Looking Statement 3

• In December, we repaid the $190 million principal amount of 4.50% and 4.75% unsecured notes • Net financial leverage(2) increased to 1.01x as of 12/31/24, within our target range of 0.90x to 1.25x. Statutory leverage increased to 1.20x • Total liquidity as of 12/31/24 was $565.7 million in cash and undrawn debt capacity, an increase from $354.8 million as of 9/30/24, driven by the unsecured noted activity during the period • We continue to progress on the previously announced merger with CSL III with an expected close following the stockholder meeting scheduled March 26, 2025 • Net investment income was $0.47 per common share, consistent with the prior quarter • NAV per share was $16.80 as of 12/31/24, compared to NAV per share of $16.85 as of 9/30/24 • We declared a base dividend of $0.40 plus a $0.05 supplemental dividend for 1Q25, equating to an annualized dividend yield of 10.7% on our NAV as of 12/31/24 • As of 12/31/24, total fair value of the portfolio was $1.8 billion across 135 portfolio companies with a weighted average yield of 11.7%(1) • Net investment activity was $97.2 million during the quarter, driven by new investment fundings of $186.0 million with a weighted average yield of 10.6%. Total repayments and sales during the quarter were $88.7 million with a weighted average yield of 11.2% • As of 12/31/24, non-accrual investments represented 1.0% and 0.6% of the total portfolio based on amortized cost and fair value, respectively, compared to 1.2% and 0.6%, respectively, as of 9/30/24 Portfolio & Investment Activity Liquidity & Capital Activity Q4 2024 Quarterly Highlights 4 Note: Per share amounts within this presentation apply to common shares of the Company unless otherwise noted. (1) On income producing investments at amortized cost. (2) Reflects cumulative convertible preferred securities as equity, net of excess cash held at period end, which was $61.5 million as of December 31, 2024. Fourth Quarter Results

Quarterly Operating Results Detail

(Dollar amounts in thousands, except per share data)	Q4 2023	QI 2024	Q2 2024	Q3 2024	Q4 2024
SUMMARY INCOME STATEMENT					
Total investment income	$ 62,685	$ 62,007	$ 58,264	$ 55,965	$ 56,354
Total expenses[(l)]	(34,445)	(34,433)	(32,266)	(31,956)	(32,183)
Net Investment Income[(l)]	**$ 28,240**	**$ 27,574**	**$ 25,998**	**$ 24,009**	**$ 24,171**
Acceleration of debt issuance costs, net of incentive fee impact	—	—	—	1,011	—
Adjusted Net Investment Income[(l)(2)]	**$ 28,240**	**$ 27,574**	**$ 25,998**	**25,020**	**$ 24,171**
Net realized and change in unrealized gains (losses)	478	815	(8,127)	(5,273)	(3,689)
Net Income (Loss)[(l)]	**$ 28,718**	**$ 28,389**	**$ 17,871**	**$ 18,736**	**$ 20,482**
Acceleration of debt issuance costs, net of incentive fee impact	—	—	—	1,011	—
Adjusted Net Income[(l)(2)]	**$ 28,718**	**$ 28,389**	**$ 17,871**	**$ 19,747**	**$ 20,482**
SUMMARY PER SHARE METRICS					
Net Investment Income per Common Share[(l)]	**$ 0.56**	**$ 0.54**	**$ 0.51**	**$ 0.47**	**$ 0.47**
Acceleration of debt issuance costs, net of incentive fee impact	—	—	—	0.02	—
Adjusted Net Investment Income per Common Share[(l)(2)]	**$ 0.56**	**$ 0.54**	**$ 0.51**	**$ 0.49**	**$ 0.47**
Net Income (Loss) per Common Share[(l)]	**$ 0.57**	**$ 0.56**	**$ 0.35**	**$ 0.37**	**$ 0.40**
Acceleration of debt issuance costs, net of incentive fee impact	—	—	—	0.02	—
Adjusted Net Income per Common Share[(l)(2)]	**$ 0.57**	**$ 0.56**	**$ 0.35**	**$ 0.39**	**$ 0.40**
Weighted average shares of common stock outstanding	50,795	50,795	50,795	50,839	50,896

Please refer to the Company's Form 10-K for more information.
(1) Inclusive of the preferred stock dividend. (2) See appendix for a description of non-GAAP measures.

5

Quarterly Financial Condition Detail

(Dollar amounts in thousands, except per share data)	Q4 2023	QI 2024	Q2 2024	Q3 2024	Q4 2024
SUMMARY BALANCE SHEET					
Total investments, at fair value	$ 1,841,881	$ 1,784,893	$ 1,726,050	$ 1,709,537	$ 1,803,543
Cash, cash equivalents and restricted cash	60,447	69,921	92,222	68,669	56,575
Other assets	40,250	40,257	48,358	38,721	65,875
Total Assets	**$ 1,942,578**	**$ 1,895,071**	**$ 1,866,876**	**$ 1,816,927**	**$ 1,925,993**
Debt and secured borrowings[1]	980,183	930,182	906,088	848,508	960,949
Accrued expenses and liabilities	49,583	48,069	49,971	61,815	59,840
Preferred stock	50,000	50,000	50,000	50,000	50,000
Total Liabilities and Preferred Stock	**$ 1,079,766**	**$ 1,028,251**	**$ 1,006,059**	**$ 960,323**	**$ 1,070,789**
Net Assets	**$ 912,812**	**$ 916,820**	**$ 910,817**	**$ 906,604**	**$ 905,204**
Preferred stock	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)
Net Assets less preferred stock	**$ 862,812**	**$ 866,820**	**$ 860,817**	**$ 856,604**	**$ 855,204**
Common shares outstanding at end of period	50,795	50,795	50,795	50,848	50,906
Net Asset Value available to Common	**$ 16.99**	**$ 17.07**	**$ 16.95**	**$ 16.85**	**$ 16.80**
LEVERAGE					
Net Financial Leverage[2]	**1.03x**	**0.96x**	**0.91x**	**0.90x**	**1.01x**
Statutory Debt to Equity[3]	**1.20x**	**1.14x**	**1.12x**	**1.05x**	**1.20x**
TOTAL INVESTMENT PORTFOLIO BY ASSET TYPE [4][5]					
First lien debt	71.3%	70.9%	70.9%	72.2%	73.4%
Second lien debt	10.2%	9.3%	8.5%	7.1%	6.4%
Equity	5.0%	5.9%	6.2%	6.4%	6.5%
Investment funds	13.5%	13.9%	14.4%	14.3%	13.7%
Total	**100.0%**	**100.0%**	**100.0%**	**100.0%**	**100.0%**
Investment funds - First lien debt held	97.5%	98.4%	98.7%	98.7%	98.6%
Senior secured exposure[6]	94.6%	94.8%	94.0%	93.7%	93.5%

Please refer to the Company's Form 10-K for more information.

(1) Inclusive of deferred financing costs and the effective interest rate swap hedge. (2) Reflects cumulative convertible preferred securities as equity, net of excess cash held at period end, which was $61.5 million as of December 31, 2024. (3) Reflects cumulative convertible preferred securities as debt. These securities are considered "senior securities" for the purposes of calculating asset coverage pursuant to the Investment Company Act. (4) At quarter end. (5) As a percentage of fair value. (6) Represents CGBD's exposure to the respective underlying portfolio companies, including CGBD's proportionate share of the portfolio companies held in the Investment Funds.

6

Origination Activity Detail

(Dollar amounts in thousands and based on par)	Q4 2023	Ql 2024	Q2 2024	Q3 2024	Q4 2024
NEW INVESTMENT FUNDINGS BY ASSET TYPE (1)					
First lien debt	$ 75,004	$ 71,581	$ 77,431	$ 140,202	$ 179,855
Second lien debt	578	406	5,915	847	2,152
Equity(2)	1,349	22,892	1,445	2,364	3,957
Total	**$ 76,931**	**$ 94,879**	**$ 84,791**	**$ 143,413**	**$ 185,964**
Weighted Average Yield at Amortized Cost	**12.8%**	**12.5%**	**12.7%**	**10.7%**	**10.6%**
SALES & REPAYMENTS BY ASSET TYPE (1)					
First lien debt	$ (35,292)	$ (140,103)	$ (107,869)	$ (143,684)	$ (87,220)
Second lien debt	(50,588)	(25,146)	(21,454)	(25,091)	—
Equity(2)	(11,034)	(8,196)	(6,610)	(2,407)	(1,522)
Total	**$ (96,914)**	**$ (173,445)**	**$ (135,933)**	**$ (171,182)**	**$ (88,742)**
Weighted Average Yield at Amortized Cost	**13.5%**	**13.7%**	**12.7%**	**12.4%**	**11.2%**
Net Investment Activity	**$ (19,983)**	**$ (78,566)**	**$ (51,142)**	**$ (27,769)**	**$ 97,222**
Weighted Average Yield on Debt Investments at Amortized Cost(3)(4)	**12.8 %**	**12.7 %**	**12.6 %**	**11.9 %**	**11.2%**
Weighted Average Yield on Income Producing Investments at Amortized Cost(3)(4)	**12.7 %**	**12.6 %**	**12.7 %**	**11.9 %**	**11.7%**

Please refer to the Company's Form 10-K for more information. No assurance is given that the Company will continue to achieve comparable results.
(1) Excludes activity related to the Investment Funds. (2) Based on cost/proceeds of equity activity. (3)Weighted average yields exclude investments on non-accrual status. Weighted average yields of income producing investments include Middle Market Credit Fund and Middle Market Credit Fund II (the "Investment Funds"), as well as income producing equity investments. (4) At period end.

7

Portfolio Highlights

Key Statistics

Total investments at fair value ($mm)	$1,804
Weighted Average Yield on Income Producing Investments at Amortized Cost(1)	11.7%
Number of investments	189
Number of portfolio companies	135
Average exposure by portfolio company(2)	0.7%
Non-accrual investments(2)	0.6%

Portfolio

Floating Rate
99.6%

Senior Secured Exposure(3)
93%

Company EBITDA(4) (Median)
$88mm

Sponsored
92%

Asset Mix(2)(4)



First Lien Debt
Second Lien Debt
Equity Investments
Investment Funds
73%
6%
7%
14%

Industry Exposure(2)(3)



Healthcare & Pharmaceuticals
Software
High Tech Industries
Consumer Services
Business Services
Diversified Financial Services
Capital Equipment
Aerospace & Defense
All Others
13%
10%
9%
8%
7%
6%
5%
5%
37%

Note: Information presented is as of December 31, 2024 (1) Weighted average yields exclude investments placed on non-accrual status. Weighted average yields of income producing investments include Credit Fund and Credit Fund II, as well as income producing equity investments. (2) As a percentage of fair value. (3) Represents CGBD's exposure to the respective underlying portfolio companies, including CGBD's proportionate share of the portfolio companies held in the Investment Funds. (4) Excludes equity positions, loans on non-accrual, unfunded commitments, and certain asset-backed, asset-based, and recurring revenue loans. (5) Total may not sum due to rounding

8

Overview of Investment Funds

- In Q1 2025, we completed a purchase of the third party membership interest in Credit Fund II for cash and now own 100% of the entity

Key Statistics – Middle Market Credit Fund	
CGBD Investment at cost ($mm)	$193
CGBD ownership	50.0 %
Yield of debt investments at cost [1]	10.3 %
Leverage	0.6x
Effective cost of debt	SOFR +2.70%
Annualized dividend yield to CGBD	11.4 %

Key Statistics – Middle Market Credit Fund II	
CGBD Investment at cost ($mm)	$78
CGBD ownership	84.1 %
Yield of debt investments at cost [1]	10.6 %
Leverage	1.4x
Effective cost of debt	SOFR + 2.88%
Annualized dividend yield to CGBD[2]	20.9 %

Combined Investment Funds Portfolio

Portfolio	Portfolio Companies	Asset Yield	Floating Rate	First Lien	CGBD Dividend Yield	% of CGBD Portfolio
$721mm	**52**	**10.4%**	**100.0%**	**98.6%**	**14.1%**	**13.7%**

Diversification by Borrower



Top 10 Investments
Next 11-25
Remaining Investments
44%
31%
25%

Diversification by Industry



Business Services
Beverage & Food
Consumer Services
Aerospace & Defense
Containers, Packaging & Glass
Healthcare & Pharmaceuticals
Diversified Financial Services
High Tech Industries
All Others
10%
9%
8%
7%
7%
7%
7%
6%
39%

Note: Information presented is as of December 31, 2024 (1) Weighted average yields at cost of the debt investments include the effect of accretion of discounts and amortization of premiums and are based on interest rates as of period end. Weighted average yields exclude investments placed on non-accrual status. Actual yields earned over the life of each investment could differ materially from the yields presented above. (2) The Q4 2024 dividend declared included undistributed income that was previously retained by Credit Fund II.

9

Funding and Capital Management Overview Overview of Balance Sheet Financing Facilities As of December 31, 2024 Commitment Outstanding Maturity Date Pricing(1) Credit facility $790 $213 8/31/2028(2) SOFR + 1.88% 2015-1N debt(3) $380 $380 7/1/2036 SOFR + 1.94% 2028 senior notes $85 $85 12/01/2028 SOFR + 3.14%(4) 2030 senior notes $300 $300 2/18/2030 SOFR + 3.23%(5) Total / Weighted Average(6) $1,555 $978 7.1 years 6.71% 10 37% % of Committed Balance Sheet Leverage Available % of Utilized Balance Sheet Leverage With Mark-To-Market(8) % of Utilized Balance Sheet Leverage Fixed(7) 31% (1) SOFR borrowings are subject to an additional spread adjustment. (2) $135,000 of the $790,000 in commitments will mature on May 25, 2027. (3) Amounts exclude $30 million of Class C-R Notes retained by the Company. (4) Represents the floating interest rate paid by the Company as part of the interest rate swap agreement. The interest rate of the 2028 senior notes is 8.20%. (5) Represents the floating interest rate paid by the Company as part of the interest rate swap agreement, commencing on the effective date of August 18, 2025. The interest rate of the 2030 senior notes is 6.75%. For purposes of the calculations, the fixed rate of 6.75% was used. (6) Weighted average maturity and pricing amounts are calculated based on amount outstanding. (7) Senior notes with interest rate swap agreements in effect are considered floating rate for purposes of this calculation. (8) Represents the Credit Facility. 22%

Note: The net asset value per share and dividends declared per share are based on the shares outstanding at each respective quarter-end. Net investment income per share and net change in realized and unrealized gain (loss) per share are based on the weighted average number of shares outstanding for the period. Net investment income is also net of the preferred dividend. Totals may not sum due to rounding. Net Asset Value Per Share Bridge FY 2024Q4 2024 11 $16.85 $0.47 $(0.45) $(0.07) $16.80 September 30, 2024 NAV Net Investment Income Dividend Declared Net Realized and Unrealized Gain (Loss) December 31, 2024 NAV $16.99 $2.00 $(1.87) $(0.32) $16.80 December 31, 2023 NAV Net Investment Income Dividend Declared Net Realized and Unrealized Gain (Loss) December 31, 2024 NAV

Risk Rating Distribution

- As of December 31, 2024, three borrowers were on non-accrual status, representing 0.6% of total investments at fair value and 1.0% at amortized cost, compared to 0.6% and 1.2%, respectively, in the prior period

PORTFOLIO RISK RATINGS				
(Dollar amounts in thousands)	**September 30, 2024**		**December 31, 2024**	
Internal Risk Rating	**Fair Value**	**% of Fair Value**	**Fair Value**	**% of Fair Value**
1	$381	0.0%	$380	0.0%
2	1,164,559	85.9%	1,258,072	87.4%
3	180,519	13.3%	172,840	12.0%
4	719	0.1%	7,756	0.5%
5	9,753	0.7%	1,116	0.1%
Total	**$1,355,931**	**100.0%**	**$1,440,164**	**100.0%**

RATING	DEFINITION
1	Borrower is operating above expectations, and the trends and risk factors are generally favorable.
2	Borrower is operating generally as expected or at an acceptable level of performance. The level of risk to our initial cost basis is similar to the risk to our initial cost basis at the time of origination. This is the initial risk rating assigned to all new borrowers.
3	Borrower is operating below expectations and level of risk to our cost basis has increased since the time of origination. The borrower may be out of compliance with debt covenants. Payments are generally current although there may be higher risk of payment default.
4	Borrower is operating materially below expectations and the loan's risk has increased materially since origination. In addition to the borrower being generally out of compliance with debt covenants, loan payments may be past due, but generally not by more than 120 days. It is anticipated that we may not recoup our initial cost basis and may realize a loss of our initial cost basis upon exit.
5	Borrower is operating substantially below expectations and the loan's risk has increased substantially since origination. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. It is anticipated that we will not recoup our initial cost basis and may realize a substantial loss of our initial cost basis upon exit.

12

Stock and Dividend Information

Annualized dividend coverage has exceeded 100% every quarter for the past 5 years, resulting in $1.43 per share of spillover income

Ticker	Exchange	Market Cap[(1)]	Annualized Dividend Yield	Base Dividend Coverage	ITD Repurchases[(2)]
CGBD	**NASDAQ**	**$906M**	**10.7%**	**118%**	**$158M**

Historical Dividend Data



122%
116%
114%
103%
113%
119%
113%
119%
122%
125%
147%
125%
171%
133%
135%
141%
141%
151%
135%
128%
118%
118%
$0.18
$0.05
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$0.06
$0.07
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$0.08
$0.06
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$0.05
$0.37
$0.37
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$0.32
$0.32
$0.32
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$0.40
$0.40
$0.40
$0.40
Q3'19
Q4'19
Q1'20
Q2'20
Q3'20
Q4'20
Q1'21
Q2'21
Q3'21
Q4'21
Q1'22
Q2'22
Q3'22
Q4'22
Q1'23
Q2'23
Q3'23
Q4'23
Q1'24
Q2'24
Q3'24
Q4'24
Base Dividend
Supplemental Dividend
Special Dividend
Annualized Dividend Coverage

Note: Historical dividend data for dividends declared prior to the period shown are available on the Company's website at carlylesecuredlending.com. There can be no assurance that the Company will continue to achieve comparable results.
(1) As of February 24, 2025 (2) Represents shares repurchase as part of the Company's Stock Repurchase Program, which was originally approved on November 5, 2018 and continues through November 5, 2025.

13

Past performance is not indicative of future results. For illustrative purposes only. There is no assurance that market trends will continue. BDC Peers include all externally managed, publicly traded BDCs with market capitalizations over $750 million with pre-COVID IPO dates and excludes BDCs with material merger-related NAV adjustments.Information is sourced from public filings. Historical Net Asset Value Information 14 CGBD NAV Growth $16.56 $16.85 Q4'19 NAV/Share Q3'24 $14.00 $14.50 $15.00 $15.50 $16.00 $16.50 $17.00 BDC Peers NAV Decline $15.70 $14.76 Q4'19 NAV/Share Q3'24 $14.00 $14.50 $15.00 $15.50 $16.00 $16.50 $17.00 (6.0)% 1.8% CGBD NAV per share has increased over the past 5 years while BDC peers experienced an average decline of 6.0%

15 Appendix

Carlyle Firm Overview[1]

Firm Overview

Founded:	1987
AUM:	$441 bn
Employees:	2,300+
Investment Professionals:	725+[2]
Offices / Countries:	29 / 17

Global Credit	$192 bn AUM[3]	*190+ Investment professionals*[4]
Global Private Equity	$164 bn AUM	*425+ Investment professionals*
Global Investment Solutions	$85 bn AUM	*100+ Investment professionals*

The Carlyle Edge

- ✓ **Reach:** "One Carlyle" Global Network
- ✓ **Expertise:** Deep Industry Knowledge
- ✓ **Impact:** Executive Operations Group
- ✓ **Data:** Portfolio Intelligence

Global Investment Platform



Note: AUM numbers may not sum to total due to rounding. Certain communications between Carlyle Global Credit and investment professionals in other business segments may be restricted in accordance with Carlyle's information barrier policy. ***Past performance is not indicative of future results and there can be no assurance that any trends will continue.***

(1) Firm data as of December 31, 2024 (2) Total includes Investment Professionals in the Executive Group (3) Carlyle Global Credit AUM includes $77 billion of insurance related assets (4) Includes 11 professionals in the Carlyle Global Credit Capital Markets group

16

Carlyle Global Credit Platform

CARLYLE GLOBAL CREDIT – $192BN AUM[1]

LIQUID CREDIT
AUM: $50.0 billion

CLO MANAGEMENT	Carlyle managed CLOs (broadly syndicated senior secured bank loans)
CLO INVESTMENT	Equity and debt CLO tranches
LOANS & REVOLVING CREDIT	Senior secured revolving credit facilities of non-IG issuers

PRIVATE CREDIT
AUM: $30.4 billion

DIRECT LENDING	Directly originated loans, primarily first lien and financial sponsor-backed
OPPORTUNISTIC CREDIT	Directly originated private capital solutions primarily for non-sponsored companies
HYBRID CAPITAL	Flexible mandate across credit-oriented solutions, structured equity, and stressed / dislocated investments

REAL ASSETS CREDIT
AUM: $19.4 billion

AVIATION FINANCE	Commercial aircraft leasing / servicing and securitization of aircraft portfolios
INFRASTRUCTURE CREDIT	Credit investments in U.S. and international infrastructure assets
REAL ESTATE CREDIT	Lending to global real estate projects

ASSET-BACKED FINANCE
AUM: $7.6 billion

IG DEBT	Directly originated, privately structured asset-backed solutions, focused on acquiring or lending against diversified pools of collateral with contractual cash flows
NON-IG DEBT	
RESIDUAL / EQUITY	

PLATFORM INITIATIVES
AUM: $85.0 billion[1]

CARLYLE TACTICAL CREDIT FUND	CROSS-PLATFORM SMAs	ADVISORY CAPITAL
Closed-end Interval fund investing dynamically across Carlyle's entire credit platform	Tailored separate accounts investing across the credit platform	Credit assets sub-advised for insurance platform

Source: The Carlyle Group. As of December 31, 2024 unless otherwise stated. 1) Carlyle Global Credit and Platform Initiatives AUM includes $76.9 billion of insurance related assets. ***Past performance is not indicative of future results and there can be no assurance that any trends will continue.***

Carlyle Direct Lending Investment Philosophy & Overview Note: Comments made here are based on Carlyle's subjective views. Past performance is not indicative of future results. There can be no assurance that a fund will be able to achieve comparable results, implement its investment strategy or achieve its investment objective. No assurance is given that any trends will continue, that forecasts will ultimately materialize, or that investment opportunities will be available. Carlyle Direct Lending seeks to operate in the middle market, utilizing an integrated platform sourcing approach 18

Non-GAAP Measures On a supplemental basis, the Company is disclosing Adjusted Net Investment Income, Adjusted Net Investment Income Per Common Share, Adjusted Net Income and Adjusted Net Income Per Common Share, each of which is calculated and presented on a basis other than in accordance with GAAP (“non-GAAP”). The Company’s management uses these non-GAAP financial measures internally to analyze and evaluate financial results and performance and believes that these non-GAAP financial measures are useful to investors as an additional tool to evaluate ongoing results and trends for the Company and to review the Company’s performance without giving effect to one-time or non-recurring investment income and expense events, including the effect on incentive fees. The presentation of the these non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation. The Company’s management uses the non-GAAP financial measures described above internally to analyze and evaluate financial results and performance and to compare its financial results with those of other business development companies that have not had similar one-time or non- recurring events. The Company’s management believes “Adjusted Net Investment Income”, “Adjusted Net Investment Income Per Common Share”, “Adjusted Net Income” and “Adjusted Net Income Per Common Share” are useful to investors as an additional tool to evaluate ongoing results and trends for the Company without giving effect to one-time or non-recurring events and are used by management to evaluate the economic earnings of the Company. The following details the one-time or non-recurring events considered as part of the non-GAAP measures: • On July 2, 2024, Carlyle Direct Lending CLO 2015-1R LLC, a wholly-owned and consolidated subsidiary of the Company, completed the refinancing of its outstanding notes by redeeming the notes in full and issuing new notes and loans (the “2015-1R CLO Reset”). Refer to Note 8, Borrowings, in the Company’s Form 10-K for the Annual Period ended December 31, 2024 for more information on the refinancing. In connection with the refinancing, the debt issuance costs were accelerated in accordance with GAAP. 19

Quarterly Balance Sheet Detail

(Dollar amounts in thousands, except per share data)	Q4 2023	QI 2024	Q2 2024	Q3 2024	Q4 2024
ASSETS					
Investments—non-controlled/non-affiliated, at fair value	$ 1,539,120	$ 1,472,096	$ 1,411,590	$ 1,397,946	$ 1,485,049
Investments—non-controlled/affiliated, at fair value	53,382	64,199	66,492	67,619	71,861
Investments—controlled/affiliated, at fair value	249,379	248,598	247,968	243,972	246,633
Total Investments, at Fair Value	**1,841,881**	**1,784,893**	**1,726,050**	**1,709,537**	**1,803,543**
Cash, cash equivalents and restricted cash	60,447	69,921	92,222	68,669	56,575
Receivable for investments sold/repaid	36	66	9,644	1,156	25,407
Interest and dividend receivable	33,725	33,940	32,371	30,526	32,436
Derivative assets, at fair value(1)	985	35	—	1,068	1,863
Prepaid expenses and other assets	5,504	6,216	6,589	5,971	6,169
Total Assets	**$ 1,942,578**	**$ 1,895,071**	**$ 1,866,876**	**1,816,927**	**$ 1,925,993**
LIABILITIES & NET ASSETS					
Debt and secured borrowings	$ 980,183	$ 930,182	$ 906,088	$ 848,508	$ 960,949
Payable for investments purchased	—	—	—	11,694	1,353
Interest and credit facility fees payable	8,591	8,025	10,027	8,507	10,853
Dividend payable	22,321	24,353	23,845	23,898	22,908
Base management and incentive fees payable	13,067	12,755	12,201	11,693	11,908
Administrative service fees payable	2,991	2,752	740	830	885
Derivative liabilities, at fair value(1)	—	—	246	—	6,875
Other accrued expenses and liabilities	2,613	184	2,912	5,193	5,058
Total Liabilities	**1,029,766**	**978,251**	**956,059**	**910,323**	**1,020,789**
Preferred Stock	50,000	50,000	50,000	50,000	50,000
Total Liabilities and Preferred Stock	**1,079,766**	**1,028,251**	**1,006,059**	**960,323**	**1,070,789**
Net Assets	**862,812**	**866,820**	**860,817**	**856,604**	**855,204**
Net Asset Value Per Common Share	**$ 16.99**	**$ 17.07**	**$ 16.95**	**$ 16.85**	**$ 16.80**

Please refer to the Company's Form 10-K for more information.
(1) As of December 31, 2024, the Company separately disclosed the fair value of derivatives. Prior periods were conformed to the current presentation.

20

Quarterly Income Statement Detail

(Dollar amounts in thousands, except per share data)	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024
INVESTMENT INCOME					
Interest income[1]	$ 52,056	$ 51,949	$ 48,710	$ 46,650	$ 45,697
Dividend income from credit funds	8,276	8,276	8,781	8,276	9,572
Other income	2,353	1,782	773	1,039	1,085
Total Investment Income	**$ 62,685**	**$ 62,007**	**$ 58,264**	**$ 55,965**	**$ 56,354**
EXPENSES					
Management fees	$ 7,014	$ 6,888	$ 6,677	$ 6,590	$ 6,753
Incentive fees	6,027	5,867	5,524	5,101	5,155
Interest expense and credit facility fees	18,335	17,863	16,616	16,882	17,124
Other expenses	1,782	2,110	1,597	1,758	2,094
Excise tax expense	412	830	977	750	182
Net Expenses	**$ 33,570**	**$ 33,558**	**$ 31,391**	**$ 31,081**	**$ 31,308**
Preferred stock dividend	875	875	875	875	875
Net Investment Income[2]	**$ 28,240**	**$ 27,574**	**$ 25,998**	**$ 24,009**	**$ 24,171**
Net realized and change in unrealized gains (losses)	478	815	(8,127)	(5,273)	(3,689)
Net Income (Loss)[2]	**$ 28,718**	**$ 28,389**	**$ 17,871**	**$ 18,736**	**$ 20,482**
Net Investment Income per Common Share	**$ 0.56**	**$ 0.54**	**$ 0.51**	**$ 0.47**	**$ 0.47**
Net Income (Loss) per Common Share	**$ 0.57**	**$ 0.56**	**$ 0.35**	**$ 0.37**	**$ 0.40**

Note: There can be no assurance that we will continue to earn income at this rate and our income may decline. If our income declines, we may reduce the dividend we pay and the yield you earn may decline. Refer to the Company's Form 10-K for additional details.
(1) Inclusive of payment-in-kind interest income. (2) Presented net of the preferred stock dividend for the period.

21